Exhibit 10.2

STOCKHOLDERS AGREEMENT

     This Stockholders Agreement (this “Agreement”) dated as of February 1, 2005, is made and entered into by and among (i) Triad Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), (ii) 2004 Oikos Investment Partners, LP, a limited partnership (“Oikos”), (iii) Kos Pharmaceuticals, Inc., a Florida corporation (“Kos,” and together with Oikos, the “Purchasers”), (iv) Stone Life Sciences Holdings, Ltd., a Florida limited partnership (“Stone Life”), (v) William W. Bachovchin (“Bachovchin”), (vi) Tufts University, a Massachusetts not-for-profit corporation (“Tufts”), (vii) Future Stockholders, (viii) Christopher Kiritsy (“Kiritsy”) and (ix) each other Person acquiring Equity Securities of the Corporation in a Permitted Transfer hereunder.

     WHEREAS, the Corporation, Michael Jaharis (“Michael Jaharis”), Stone Life and Bachovchin entered into a Stock Purchase Agreement dated as of September 8, 1999, as amended (the “Series A Stock Purchase Agreement”), pursuant to which the Corporation issued and sold to Michael Jaharis and Stone Life, and Michael Jaharis and Stone Life purchased from the Corporation, shares of Series A Convertible Preferred Stock, $.10 par value per share (“Series A Preferred Stock”), and, in the case of Michael Jaharis, Series B Convertible Preferred Stock, $.10 par value per share (“Series B Preferred Stock”), of the Corporation;

     WHEREAS, the Corporation, Michael Jaharis, Stone Life and Bachovchin entered into a Stock Purchase Agreement dated as of July 17, 2002, as amended (the “Series C Stock Purchase Agreement”), pursuant to which the Corporation issued and sold to Michael Jaharis, and Michael Jaharis purchased from the Corporation, shares of Series C Convertible Preferred Stock, $.10 par value per share (“Series C Preferred Stock”), and Series D Convertible Preferred Stock, $.10 par value per share (“Series D Preferred Stock”), of the Corporation;

     WHEREAS, the Corporation, Michael Jaharis, Stone Life and Bachovchin entered into a Stock Purchase Agreement dated as of October 31, 2003, as amended (the “Series E Stock Purchase Agreement”), pursuant to which the Corporation issued and sold to Michael Jaharis, and Michael Jaharis purchased from the Corporation, shares of Series E Convertible Preferred Stock, $.10 par value per share (“Series E Preferred Stock”), of the Corporation;

     WHEREAS, on November 8, 2004 Michael Jaharis transferred and assigned all of his right, title and interest to the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock owned by him to his wife Mary Jaharis (“Mary Jaharis”), including, without limitation, all rights and obligations of Michael Jaharis under the Series A Stock Purchase Agreement, the Series C Stock Purchase Agreement, the Series E Stock Purchase Agreement, the Stock Restriction Agreement (as defined below) and the Voting Agreement (as defined below) attendant to such shares;

     WHEREAS, on December 30, 2004 Mary Jaharis transferred and assigned all of her right, title and interest to (i) 190,000 shares of Series A Preferred Stock, (ii) 285,000 shares of Series B Preferred Stock, (iii) 126,666 shares of Series C Preferred Stock, (iv) 126,667 shares of Series D Preferred Stock, and (v) 152,000 shares of Series E Preferred Stock owned by her to Oikos, including, without limitation, all rights and obligations of Mary Jaharis under the Series A

Stock Purchase Agreement, the Series C Stock Purchase Agreement, the Series E Stock Purchase Agreement, the Stock Restriction Agreement and the Voting Agreement attendant to such shares;

     WHEREAS, on January 31, 2005 Mary Jaharis transferred and assigned (the “Mary Jaharis Transfer” ) all of her right, title and interest to (i) 10,000 shares of Series A Preferred Stock, (ii) 15,000 shares of Series B Preferred Stock, (iii) 6,667 shares of Series C Preferred Stock, (iv) 6,666 shares of Series D Preferred Stock and (v) 8,000 shares of Series E Preferred Stock owned by her to Kiritsy;

     WHEREAS, concurrently herewith, the Corporation and the Purchasers are entering into a Series F Preferred Stock Purchase Agreement of even date herewith (the “Series F Stock Purchase Agreement”), pursuant to which the Corporation has agreed to issue and sell to the Purchasers, and the Purchasers have agreed to purchase from the Corporation, certain shares of Series F Convertible Preferred Stock, $.10 par value per share (“Series F Preferred Stock” and, together with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, the “Preferred Stock”), of the Corporation (such sale and purchase of shares, the “Series F Financing”);

     WHEREAS, after giving effect to the Series F Financing, each signatory hereto owns, as of the date hereof, that number of Equity Securities of the Corporation set forth opposite such party’s name on Annex I hereto and believes that in connection with the Series F Financing, it is advisable and in the best interests of the Corporation and the Stockholders to enter into this Agreement to provide for the continued stability of the business and policies of the Corporation and its subsidiaries, as the same may exist from time to time.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Certain Definitions. In addition to the terms defined in the Whereas clauses above, as used in this Agreement, the following terms have the meaning set forth below:

     “Acceptance Period” has the meaning set forth in Section 5.3(a).

     “Accredited Investor” has the meaning set forth in Section 12.1.

     “Affiliate” means, with respect to any Person, any (a) director, officer, limited or general partner, member or stockholder holding 5% or more of the outstanding capital stock or other equity interests of such Person, (b) spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of a Person specified in clause (a) above relating to such Person) and (c) other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     “Bachovchin Permitted Transfer” has the meaning set forth in Section 5.2(c).

     “Board” means the Board of Directors of the Corporation.

     “Budget” has the meaning set forth in Section 3.3.

     “Bylaws” means the Bylaws of the Corporation in effect as of the date hereof, as the same may be amended, modified or supplemented after the date hereof.

     “Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Corporation in effect as of the date hereof, as the same may be amended, modified or supplemented after the date hereof.

     “Common Stock” means the common stock of the Corporation, $.001 par value per share.

     “Co-Sale Notice” has the meaning set forth in Section 5.4(a).

     “Co-Sale Offeree” has the meaning set forth in Section 5.4(a).

     “Co-Sale Offeror” has the meaning set forth in Section 5.4(a).

     “Equity Securities” means all shares of capital stock of the Corporation, whether or not currently authorized, all securities convertible into or exchangeable for shares of capital stock of the Corporation or issuable as payment under any notes or other indebtedness of the Corporation, and all options, warrants, and other rights to purchase or otherwise acquire from the Corporation shares of such capital stock, including any stock appreciation or similar rights, contractual or otherwise.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Excluded Stock” means (i) securities offered to the public pursuant to a registration statement filed under the Securities Act; (ii) securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or stock, or other transaction whereby the Corporation acquires not less than 51% of the voting power of such corporation; (iii) up to 377,100 shares (appropriately adjusted to take account of any stock split, stock dividend, combination of shares or the like) of Common Stock (or related options) issued to employees, officers or other persons performing services for the Corporation pursuant to any stock offering, plan or arrangement approved by the Board of Directors as such number of shares may be increased by the Board of Directors in accordance with Article Fourth, Section B.3(c)(i)(4)(A) of the Certificate of Incorporation; (iv) shares of the Corporation’s Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Corporation; (v) Equity Securities issued in connection with any line of credit from a bank or any lease financing established not less than 30 days following delivery to the Investors of a notice of intention to establish such line of credit or lease financing setting forth the material terms of such line of credit or lease financing (but only if one or more of the Investors do not agree within such 30-day period to provide such line of credit or lease financing to the Corporation on substantially the same terms, including any terms related to such Equity Securities); (vi) shares of the Corporation’s Common Stock issued upon conversion of the Preferred Stock; and (viii) shares of Series F Preferred Stock issued or issuable after the date of this Agreement pursuant to the Series F Stock Purchase Agreement.

     “First Offer” has the meaning set forth in Section 5.3(a).

     “First Offeree” has the meaning set forth in Section 5.3(a).

     “First Offeror” has the meaning set forth in Section 5.3(a).

     “Full Allotment” has the meaning set forth in Section 5.3(b).

     “Future Stockholder” shall have the meaning set forth in Section 5.1.

     “GAAP” means United States generally accepted accounting principles.

     “Group” means:

     (a) in the case of any Stockholder who is an individual, (i) such Stockholder, (ii) such Stockholder’s spouse, parents, siblings, immediate issue (whether by the whole or half blood and whether or not adopted), nieces and nephews, grandchildren or descendents, (iii) a trustee of an inter vivos trust for the benefit of the Stockholder’s spouse, parents, siblings, immediate issue (whether by the whole or half blood and whether or not adopted), nieces and nephews, grandchildren or descendents, (iv) any corporation, partnership, limited liability company or other entity, the shareholders, partners, members or beneficial owners holding a majority in interest of which are such Stockholder and/or such Stockholder’s spouse, parents, siblings, immediate issue (whether by the whole or half blood and whether or not adopted), nieces and nephews, grandchildren or descendents, (v) any trust for the benefit of such Stockholder and (vi) all Affiliates of such Stockholder;

     (b) in the case of Oikos, (i) each Person that is included in Oikos’ Group pursuant to clause (c) below, (ii) each Person that would be included in the Oikos Group pursuant to clause (a) above assuming for these purposes that Michael Jaharis was a Stockholder hereunder, (iii) any Person who, at the time of the Transfer in question, is a employee, consultant, board member or officer of the Corporation or consultant to Michael Jaharis and (iv) any other Person as Oikos (or a designee of Oikos pursuant to Section 12.3 herein) might name by delivery of written notice to the Corporation and the Right Holders; provided, however, that any Transfer of Equity Securities to any such Person by Oikos pursuant to the foregoing clause (iv) shall be counted toward the 35% amount set forth in Section 5.2(b)(ii) hereof;

     (c) in the case of any Stockholder that is a partnership, (i) such Stockholder, (ii) its limited, special and general partners, (iii) any Person to which such Stockholder shall Transfer all or substantially all of its assets, and (iv) all Affiliates of such Stockholder;

     (d) in the case of any Stockholder that is a corporation, (i) such Stockholder, (ii) its stockholders, (iii) any Person to which such Stockholder shall Transfer all or substantially all of its assets, and (iv) all Affiliates of such Stockholder;

     (e) in the case of any Stockholder that is a limited liability company, (i) such Stockholder, (ii) its members, (iii) any Person to whom such Stockholder shall Transfer all or substantially all of its assets, and (iv) all Affiliates of such Stockholder; and

     (f) in the case of a Stockholder that is a trust, such Stockholder and the beneficiaries of the trust.

     “Investor” means the Purchasers, Stone Life, any Future Stockholder executing a counterpart signature page of this Agreement as an Investor pursuant to Section 5.1(i) and any Transferee of an Investor pursuant to a Permitted Transfer to the extent that the rights of the Transferor Investor are assigned to the Transferee pursuant to Section 12.1.

     “Kiritsy Permitted Transfer” has the meaning set forth in Section 5.2(d)

     “Joinder Agreement” has the meaning set forth in Section 5.2(d).

     “Liquidation” means (i) any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Corporation in another jurisdiction, or (ii) any Sale of the Corporation.

     “New Securities” means all Equity Securities other than Excluded Stock and shares of Common Stock issued in a Qualified IPO.

     “Observer” has the meaning set forth in Section 2.4.

     “Offered Shares” has the meaning set forth in Section 5.3(a).

     “Oikos Permitted Transfer” has the meaning set forth in Section 5.2(b)

     “Permitted Transfer” means a Bachovchin Permitted Transfer, a Kiritsy Permitted Transfer, an Oikos Permitted Transfer, a Stockholder Permitted Transfer, a Transfer in accordance with Section 5.2(b)(ii) and a Transfer which is not a Bachovchin Permitted Transfer but is otherwise effected in accordance with Section 5.2(c).

     “Person” shall be construed in the broadest sense and means and includes a natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and any other entity and any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal.

     “Pro Rata Amount” means (i) with respect to each Right Holders’ preemptive right provided by Section 4, the quotient obtained by dividing (A) the number of shares of Common Stock held by such Right Holder by (B) the aggregate number of shares of Common Stock outstanding, assuming in each case the conversion or exchange of all securities by their terms convertible into or exchangeable for Common Stock and the exercise of all vested and “in the money” options to purchase or rights to subscribe for Common Stock (including warrants) or securities convertible into or exchangeable for Common Stock, and (ii) with respect to each

Right Holder’s right of first refusal and right of co-sale provided by Sections 5.3 and 5.4, respectively, the quotient obtained by dividing (X) the number of shares of Common Stock held by such Right Holder by (Y) the aggregate number of shares of Common Stock held by all Right Holders (except for any Right Holder that is a First Offeror in the case of Section 5.3) assuming in each case the conversion or exchange of all securities by their terms convertible into or exchangeable for Common Stock .

     “Qualified IPO” means the closing of an underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, in which (A) the initial public offering price per share is not less than $13.00 (appropriately adjusted to take account of any stock split, stock dividend, combination of shares, recapitalization or similar event) and (B) the aggregate net proceeds to the Corporation from such offering (before underwriters discounts and commissions) are not less than $5,000,000.

     “Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement dated as of even date herewith, by and among the Corporation, the Stockholders and Tufts.

     “Right Holder” means Bachovchin, Kiritsy, each Investor and any Transferee of Bachovchin, Kiritsy or an Investor pursuant to a Permitted Transfer to the extent that the rights of the Transferor are assigned pursuant to Section 12.1.

     “Securities Act” means the Securities Act of 1933, as amended.

     “Securities Laws” has the meaning set forth in Section 5.2(d).

     “Shares” has the meaning set forth in Section 2.1.

     “Stockholders” means Bachovchin, Kiritsy, Tufts, the Investors, any Future Stockholders and any other Person acquiring Equity Securities of the Corporation who become party to this Agreement as permitted hereunder; provided that solely for purposes of Section 5.2 and Section 5.4 hereof, the term “Stockholder” and “Stockholders” shall not include Tufts and any Transferee of Tufts.

     “Stockholder Permitted Transfer” has the meaning set forth in Section 5.2(a).

     “Stock Restriction Agreement” means the Stock Restriction Agreement dated as September 8, 1999 among the Corporation, certain holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, Tufts and Bachovchin, as amended.

     “Subsidiary” means, with respect to any Person, any other entity the majority of whose Equity Securities or voting securities are directly or indirectly owned or controlled by such Person.

     “Tag-Along Notice” has the meaning set forth in Section 5.4(d).

     “Termination Date” means the earlier to occur of: (i) the closing of a Qualified IPO and (ii) the closing of a Liquidation.

     “Transfer” means to sell, transfer, assign, pledge, hypothecate or otherwise dispose of, either voluntarily or involuntarily and with or without consideration.

     “Transferee” means any Person to whom a Stockholder (other than, for the avoidance of doubt, Tufts) shall Transfer Equity Securities of the Corporation.

     “Transferor” means a Stockholder (other than, for the avoidance of doubt, Tufts) who is Transferring Equity Securities of the Corporation to another Person.

     “Voting Agreement” means the Voting Agreement dated as of September 8, 1999 by and among the Corporation, Bachovchin, Stone Life, Oikos, Kiritsy and Tufts, as amended.

     2. Voting Rights: Board of Directors

          2.1 The Stockholders agree to vote all shares of the Corporation’s Common Stock, $.001 par value per share (the “Common Stock”), the Preferred Stock and any other class of voting security of the Corporation (collectively, the “Shares”) now or hereafter owned or controlled by them, to set the number of directors of the Corporation at thirteen (13) and to elect as directors, on the date of this Agreement and in any subsequent election of directors of the Corporation: (a) Bachovchin; (b) seven (7) persons designated by Oikos (or by a designee of Oikos pursuant to Section 12.3 hereof); (c) three (3) persons designated by Kos; (d) one (1) person designated by Stone Life; and (e) the Chief Executive Officer of the Corporation (the “CEO”). At any time that the Corporation does not have a CEO, the associated seat on the Board of Directors shall be filled by a person designated by Bachovchin and reasonably acceptable to Oikos and Kos, which person shall have relevant industry experience and shall not, prior to such appointment, be an Affiliate of the Corporation or of any Stockholder.

          2.2 Any Stockholder or Stockholders entitled to designate one or more directors pursuant to this Agreement shall furnish written notice to the other Stockholders, at least ten (10) days prior to any election of directors, of such designating Stockholder’s or Stockholders’ respective director-designee(s). In the absence of such notice, the director-designee(s) of such Stockholder or Stockholders then serving on the Board of Directors shall continue in office until their successors are duly elected and qualified. No party hereto shall vote to remove any member of the Board of Directors designated in accordance with the aforesaid procedure unless the Stockholder or Stockholders who designated such member of the Board of Directors votes for their removal, and, in such case, all Stockholders shall likewise vote to remove such member of the Board of Directors.

          2.3 Any vacancy on the Board of Directors created by the resignation, removal, incapacity or death of any person designated under Section 2.1 and elected to the Board of Directors shall be filled by another person designated by the Stockholder or Stockholders, as applicable, that originally designated such member of the Board of Directors. The Stockholders shall vote their respective Shares in accordance with such new designation, and any such vacancy shall not be filled in the absence of such a new designation.

          2.4 In addition to the power to designate persons to serve as directors of the Corporation, if any, (i) Oikos shall be entitled to designate one person as an observer to attend and observe all meetings of the Board of Directors of the Corporation and any committees thereof (an “Observer”), and (ii) Stone Life shall be entitled to designate one person as an Observer. The Corporation shall provide each Observer with copies of all materials provided to members of the Board of Directors or any committees thereof, including without limitation notices of all meetings of the Board of Directors and committees thereof. Notwithstanding the foregoing, the Corporation reserves the right to exclude any Observer from access to any material or meeting, or portion thereof, if the Corporation believes that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential information or for other similar reasons.

          The Investors and their respective Observers (where applicable) shall not disclose to any person or entity (or, in the case of Kos and Stone Life, any person or entity outside of such Investor’s organization) any confidential information of the Corporation (including, without limitation, any information relating to the organization, business or finances of the Corporation, any information relating to the Corporation’s products or services or any other proprietary information of the Corporation) learned by any of them as a result of the rights granted by this Section 2.4 or any information concerning a third party that the Corporation is under a duty to keep confidential (“Confidential Information”). Oikos and Stone Life agree that the Corporation may enforce this provision directly against its Observer, as the case may be. The term “Confidential Information” shall not include information that the Corporation has voluntarily disclosed to the public without restriction or that has otherwise lawfully entered the public domain without breach of the confidentiality provisions hereof by Oikos, Kos, Stone Life, Kiritsy or their applicable Observers.

          On or prior to the date hereof, each of Oikos, Kos, Stone Life and Bachovchin shall have furnished to the Corporation the name of some or all of his or its board designee(s) pursuant to Section 2.1 of this Agreement. In addition, on or prior to the date hereof, each of Oikos and Stone Life shall have furnished to the Corporation the name of its Observer who will be entitled to attend meetings of the Board of Directors and receive materials and information pursuant to this Section 2.4. If either Oikos or Stone Life desires to change its Observer, it shall give the Corporation at least five (5) business days prior written notice.

          2.5 Notwithstanding anything in this Agreement to the contrary, in the event that the aggregate number of shares of Common Stock beneficially owned by a Stockholder entitled to designate one or more directors and/or an Observer pursuant to this Section 2 (including all shares held by such Stockholders’ Group and determined as of any date as if all shares of Preferred Stock or other convertible or exchangeable securities beneficially owned by such Stockholder and Group had been converted into or exchanged for, as applicable, Common Stock) is less than 250,000 shares of Common Stock, or in the case of the right to designate an Observer, is less than 50,000 shares of Common Stock (in either case subject to adjustment for stock splits, stock dividends, combinations of shares, recapitalizations and similar events), such Stockholder’s right to designate directors and/or to designate an Observer under this Section 2, if any, shall terminate, and the obligation of the other Stockholders under this Section 2 to vote for the director(s) designated by such Stockholder shall terminate, but all other obligations of the Stockholders hereunder shall continue unless otherwise terminated in accordance with the provisions of this Agreement. In addition, in the event that Bachovchin ceases to be employed by, or a consultant to, the Corporation for any reason, whether voluntarily or involuntarily, Bachovchin’s right to serve as a director and to designate directors under this Section 2 shall terminate, and the obligations of the other Stockholders under this Section 2 to vote for Bachovchin or such director(s) designated by Bachovchin shall terminate, but all other obligations of the Stockholders hereunder shall continue unless otherwise terminated in accordance with the provisions of this Agreement.

          2.6 In the event that any director contemplated by this Section 2 shall be made or threatened to be made a party to any action, suit or proceeding with respect to which he or she may be entitled to indemnification by the Corporation pursuant to its Certificate of Incorporation or otherwise, such director shall be entitled to be represented in such action, suit or proceeding by counsel of his/her choice and the expenses of such representation shall be reimbursed by the Corporation to the extent provided in or authorized by said Certificate of Incorporation or other provision and permitted by applicable law.

          The Corporation and the Stockholders agree not to take any action to amend any provision of the Certificate of Incorporation of the Corporation relating to indemnification of directors, as presently in effect, without the prior written consent of the Purchasers, provided, however, that the right of any Purchaser to require its consent as a condition to any such action to amend shall terminate when such Purchaser’s right to designate one or more directors under this Section 2 shall terminate.

     3. Management of the Corporation.

          3.1 Visitations Rights; Access to Records. Subject to the limitations set forth in Section 3.4, the Corporation agrees to afford to each of the Investors and their respective counsel and authorized representatives, the right periodically upon reasonable notice during normal business hours without material interference with the business of the Corporation, to examine financial records and properties of the Corporation at the Corporation’s premises and to discuss the business affairs and financial accounts and operating results of the Corporation with any of its officers or employees.

          3.2 Financial Reports. Subject to the limitations set forth in Section 3.4, the Corporation agrees to furnish each of the Investors with the following:

               (a) As soon as practicable after the end of each fiscal year of the Corporation, and in any event within one hundred twenty (120) days thereafter (or by such earlier date as may be reasonably requested by Kos in order for Kos to comply with its reporting obligations under the Exchange Act), commencing within one hundred twenty (120) days (or such earlier date as aforesaid) of the end of the Corporation’s fiscal year for 2004, the audited consolidated balance sheet and audited consolidated statements of income, cash flows and stockholders’ equity of the Corporation and its subsidiaries, if any, for and as of the end of such fiscal year, together with comparable amounts for the preceding fiscal year, in each case prepared in accordance with GAAP consistently applied and all in reasonable detail and accompanied by a report thereon certified by independent public accountants of recognized national or regional standing selected by the Corporation and reasonably satisfactory to the

Investors. Such financial statements shall be accompanied by such accountant’s annual management letter, if any.

               (b) As soon as practicable after the end of the first three quarters of each fiscal year of the Corporation, and in any event within thirty (30) days thereafter (or by such earlier date as may be reasonably requested by Kos in order for Kos to comply with its reporting obligations under the Exchange Act), an unaudited consolidated balance sheet, statement of income and statement of cash flows of the Corporation and its subsidiaries, if any, as of the end of each such quarterly and year to date period, together with comparable amounts for the preceding fiscal year, in each case prepared in accordance with GAAP consistently applied and all in reasonable detail and certified on behalf of the Corporation by the Chief Executive Officer or Chief Financial Officer as having been so prepared.

               (c) As soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, an unaudited consolidated balance sheet, statement of income and statement of cash flows of the Corporation and its subsidiaries, if any, for and as of the end of such month and the year to date period, together with comparable amounts for the preceding fiscal year, in each case prepared in accordance with GAAP consistently applied and all in reasonable detail and certified on behalf of the Corporation by the Chief Executive Officer or Chief Financial Officer as having been so prepared, except such financial statements need not contain the notes required by GAAP and may be subject to normal year-end adjustments, which adjustments will not be material either individually or in the aggregate.

               (d) With respect to the then current fiscal year periods, the financial statements delivered pursuant to Sections 3.2(b) and (c) above shall also include a comparison between the actual figures for such month, quarter and year to date periods and the comparable figures included in the Budget for such month, quarter and year to date period, with an explanation of any material differences between them.

               (e) If for any period the Corporation shall have any subsidiary whose accounts are consolidated with those of the Corporation, then in respect of such period the financial statements delivered pursuant to the foregoing Sections 3.2(a), (b) and (c) shall be the consolidated and consolidating financial statements of the Corporation and all such consolidated subsidiaries.

               (f) Promptly upon becoming available:

                    (i) copies of all financial statements, reports, notices, press releases, proxy statements and other documents released to the public by the Corporation and copies of all regular and periodic reports, if any, filed by the Corporation with the Commission or any securities exchange; and

                    (ii) any other financial information available to management of the Corporation as any of the Investors shall reasonably request from time to time.

          3.3 Budget and Operating Forecast. With respect to the fiscal year of the Corporation beginning on January 1, 2005, the Corporation will prepare and submit to the Board of Directors and each of the Investors at least 20 days prior to the end of the first fiscal quarter of such fiscal year a proposed operating plan of the Corporation (the “Budget”) for such fiscal year. With respect to each fiscal year thereafter, the Corporation agrees to prepare and submit a proposed Budget to the Board of Directors and each of the Investors at least 20 days prior to the beginning of each such fiscal year. The Budget shall be accepted as the Budget for such fiscal year when it has been approved by the Board of Directors. The Budget for each fiscal year shall be reviewed by the Corporation periodically and all changes therein and all material deviations therefrom which are proposed to be made by the Corporation shall be resubmitted to its Board of Directors in advance and shall be accepted when approved by, and the Corporation shall not make any such changes or material deviations to or from the Budget without such prior approval of, its Board of Directors. The Budget shall include an income statement, balance sheet and cash flow information. To the extent not already reflected in the most recent Budget delivered pursuant to this Section 3.3, the Corporation shall prepare, and the Board of Directors shall approve, a revised Budget for the applicable fiscal year to reflect the funds to be received by the Corporation in the Second Closing (as such term is defined in the Series F Stock Purchase Agreement), and the Corporation shall cause such revised Budget to be delivered to the Investors prior to the date of such Second Closing.

          3.4 Limitations on Certain Rights of Investors Under Section 3.

               (a) The Corporation shall provide the quarterly and annual information required by Sections 3.2(a) and 3.2(b) to each Investor so long as such Investor shall continue to own any shares of Preferred Stock or Common Stock issued on conversion of Preferred Stock. The Corporation shall provide the visitation rights, access to records and the monthly financial information required by Sections 3.1 and 3.2(c) to each Investor only so long as such Investor shall own at least 50,000 shares of Common Stock (determined in the case of a holder of Preferred Stock on an as converted basis). The foregoing provisions of this Section 3.4 to the contrary notwithstanding, the Investors (other than Kos) shall not have any rights and the Corporation shall not have any obligations under the foregoing provisions of this Section 3 (except as to Kos) at such time that the Common Stock is registered under Section 12 of the Exchange Act or has been sold to the public in an initial public offering pursuant to a registration statement which has been declared effective by the Securities and Exchange Commission under the Securities Act.

               (b) With respect to the rights provided by Section 3.2 and 3.3 to receive financial information and a yearly Budget from the Corporation, such rights shall be satisfied as to Oikos and as to any member of Oikos’ Group, by delivery of one copy of any such required document to Oikos and delivery of two copies of each required document to the offices of Steven K. Aronoff (at the address indicated in Section 7 of the Series F Stock Purchase Agreement), or to such other person as Oikos may designate from time to time.

          3.5 Confidentiality. Any confidential or proprietary information of the Corporation obtained by any Stockholder holding Preferred Stock or Common Stock shall be treated as confidential and shall not be disclosed to a third party without the prior written consent of the Corporation. The obligations under this Section 3.5 shall survive any termination of this Agreement and any transfer or conversion of Preferred Stock or Common Stock.

          3.6 Insurance. The Corporation shall obtain and shall maintain, with financially sound and responsible insurers (a) fire, casualty, products liability and other liability insurance policies, with extended coverage in amounts customary for companies similarly situated and (b) such other insurance, including officer and director insurance, as may be satisfactory to the Board.

     4. Preemptive Rights.

          4.1 The Corporation hereby grants to each of the Right Holders the right of first refusal to purchase their Pro Rata Amount (or any part thereof) of any New Securities that the Corporation may, from time to time, propose to sell or issue following the date of this Agreement.

          4.2 In the event that the Corporation proposes to undertake an issuance of New Securities, at least 30 days before such issuance, it shall give to each Right Holder written notice of its intention, describing in such notice the type of New Securities, the price, and the general terms upon which the Corporation proposes to issue the same. Each Right Holder shall have 15 days from the date of its receipt of any such notice to agree to purchase all or a part of its Pro Rata Amount of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Corporation and the other Right Holders and stating therein the quantity of New Securities to be purchased. Each Right Holder shall have a right of over-allotment such that if any Right Holder fails to exercise in whole or in part its right hereunder to purchase its Pro Rata Amount of New Securities, each other Right Holder who or which elected to purchase in full its Pro Rata Amount may purchase the nonpurchasing Right Holder’s portion on a pro rata basis, by giving notice to the Corporation within 5 days from the date such nonpurchasing Right Holder fails to exercise its right hereunder to purchase its Pro Rata Amount of New Securities.

          4.3 In the event that the Right Holders fail to exercise in full the preemptive right set forth in this Section 4 within said 15 plus 5 day period, the Corporation shall have 90 days thereafter to sell the New Securities respecting which such right was not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Corporation’s notice. In the event the Corporation has not sold such New Securities within said 90 day period, the Corporation shall not thereafter issue or sell any New Securities, without first offering such New Securities to the Right Holders in the manner provided above.

     5. Transfers

          5.1 Future Stockholders. The Corporation shall use its best efforts to cause each Person that is not already a Stockholder hereunder and that acquires Equity Securities directly from the Corporation after the date hereof entitling them, either directly or indirectly, to hold more than one percent (1%) of the Common Stock of the Corporation (calculated on a fully-diluted basis) (a “Future Stockholder”), to execute a counterpart to this Agreement, agreeing to be treated as (i) an Investor, if such Person acquires shares of a series of the Corporation’s authorized but unissued Preferred Stock, or (ii) a non-Investor Stockholder, if such Person acquires shares of the Corporation’s authorized but unissued Common Stock, whereupon such

Person shall be bound by, and entitled to the benefits of, the provisions of this Agreement relating to Investors or non-Investor Stockholders, as the case may be.

          5.2 Limitations on Transfers.

               (a) Except as otherwise specifically provided in Sections 5.2(b), 5.2(c) and 5.2(d), each Stockholder agrees with the other Stockholders and with the Corporation that during the term of this Agreement such Stockholder will not Transfer any Equity Securities of the Corporation now owned or hereafter acquired by such Stockholder to any person or entity except in a Stockholder Permitted Transfer. For purposes of this Agreement, “Stockholder Permitted Transfer” means (A) any Transfer by a Stockholder to any Person that is a member of the Group of such Stockholder, (B) any Transfer made accordance with the provisions of Sections 5.3 or 5.4 below, or (C) any other Transfer made with the prior written consent of the Right Holders holding at least 65% of the then outstanding shares of Common Stock issued or issuable on conversion of all outstanding shares of Preferred Stock.

               (b) Oikos agrees with the other Stockholders and with the Corporation that, during the term of this Agreement:

                    (i) except as provided to the contrary in Section 5.2(b)(ii), neither Oikos nor any member of Oikos’ Group will Transfer any Equity Securities of the Corporation now owned or hereafter acquired by Oikos to any person or entity except in an Oikos Permitted Transfer. For purposes of this Agreement, “Oikos Permitted Transfer” means (A) any Transfer to a member of Oikos’ Group, provided, however, that the cumulative number of Transferees within Oikos’ Group does not exceed the lesser of 100 persons (including Oikos) or entities, or such number as would require the Corporation to register such Transfers or the Equity Securities transferred or any Equity Securities under any of the Securities Laws, (B) any Transfer made accordance with the provisions of Sections 5.3 or 5.4 below; or (C) any other Transfer made with the prior written consent of the Right Holders holding at least 65% of the then outstanding shares of Common Stock issued or issuable on conversion of all outstanding shares of Preferred Stock; and

                    (ii) Oikos, and Transferees of Oikos that are members of Oikos’ Group, may, collectively, Transfer up to 35% of the Equity Securities (calculated on an as converted basis) owned by Oikos as of the date of this Agreement other than pursuant to a Oikos Permitted Transfer.

               (c) Bachovchin agrees with the other Stockholders and with the Corporation that, during the term of this Agreement, neither Bachovchin nor any member of Bachovchin’s Group will Transfer any Equity Securities of the Corporation now owned or hereafter acquired by Bachovchin to any person or entity except in a Bachovchin Permitted Transfer, provided, however, that (i) on or after the third anniversary of the date of this Agreement, Bachovchin and Transferees from Bachovchin that are members of Bachovchin’s Group may Transfer in the aggregate up to 10% of the Common Stock owned by Bachovchin on the date of this Agreement (including for purposes of such calculation Common Stock issuable to Bachovchin upon the exercise of options outstanding on the date of this Agreement granted under the Corporation’s 1999 Stock Option Plan) other than pursuant to a Bachovchin Permitted

Transfer (and without such Transfer being subject to Sections 5.3 or 5.4), and (ii) on or after the seventh anniversary of this Agreement all Equity Securities now owned or hereafter acquired by Bachovchin and any Transferee of Bachovchin that is a member of Bachovchin’s Group may be Transferred other than pursuant to a Bachovchin Permitted Transfer but subject to the rights of the other Stockholders pursuant to Sections 5.3 and 5.4. For purposes of this Agreement, “Bachovchin Permitted Transfer” means (A) any Transfer to a member of his Group, (B) any Transfer pursuant to Sections 5.4 where neither Bachovchin nor a member of Bachovchin’s Group is a Co-Sale Offeree, or (C) any other Transfer made with the prior written consent of the Right Holders holding at least 65% of the then outstanding shares of Common Stock issued or issuable on conversion of all outstanding shares of Preferred Stock (in which case Bachovchin or such member of Bachovchin’s Group shall be deemed a First Offeror or a Co-Sale Offeree under Sections 5.3 and 5.4, which Sections shall be applicable in their entirety to such proposed Transfer by Bachovchin).

               (d) Kiritsy agrees with the other Stockholders and with the Corporation that, during the term of this Agreement, neither Kiritsy nor any member of Kiritsy’s Group will Transfer any Equity Securities of the Corporation now owned or hereafter acquired by Kiritsy to any person or entity except in a Kiritsy Permitted Transfer; provided, however, that in no event shall Kiritsy or a member of Kiritsy’s Group Transfer Equity Securities if such Transfer is prohibited under either (i) that certain Jaharis Voting Trust Agreement, dated February 1, 2005, by and among Kiritsy, Mary Jaharis and Oikos, as the same may be amended from time to time (the “Jaharis Voting Trust Agreement”), or (ii) that certain Triad Voting Trust Agreement, dated February 1, 2005, by and among Kiritsy, Kevin Ferro and the Corporation, as the same may be amended from time to time (the “Triad Voting Trust Agreement”). For purposes of this Agreement, “Kiritsy Permitted Transfer” means (A) any Transfer to a member of his Group, (B) any Transfer pursuant to Sections 5.4 where neither Kiritsy nor a member of Kiritsy’s Group is a Co-Sale Offeree, (C) any Transfer made to either of the respective Trustees pursuant to and in accordance with the Jaharis Voting Trust Agreement or the Triad Voting Trust Agreement, (D) any pledge or hypothecation of shares of Preferred Stock held by Kiritsy as collateral security for a loan or loans extended by Mary Jaharis to Kiritsy in connection with the Mary Jaharis Transfer, or (E) any other Transfer made with the prior written consent of the Right Holders holding at least 65% of the then outstanding shares of Common Stock issued or issuable on conversion of all outstanding shares of Preferred Stock (in which case Kiritsy or such member of Kiritsy’s Group shall be deemed a First Offeror or a Co-Sale Offeree under Sections 5.3 and 5.4, which Sections shall be applicable in their entirety to such proposed Transfer by Kiritsy).

               (e) In addition to the requirements of Sections 5.2(a) through 5.2(d), no Transfer shall be made by any Stockholder, and no Transfer shall be deemed a Permitted Transfer hereunder unless, in each case (i) the Transferee, unless already a party to this Agreement, shall have furnished to the Corporation a written joinder agreement (a “Joinder Agreement”) executed by such Transferee pursuant to which such Transferee shall have agreed to hold the Equity Securities that are the subject of such Transfer subject to and be bound by all the restrictions and covenants set forth in this Agreement that are applicable to the Transferor, and (ii) either (A) the Transfer is pursuant to an effective registration statement under the Securities Act and in compliance with any other applicable federal securities laws and state securities or “blue sky” laws (collectively, “Securities Laws”), or (B) the Joinder Agreement furnished by the Transferee, if any, shall contain appropriate representations, reasonably acceptable to the Corporation, to evidence that an exemption from such registration is available with respect to such Transfer and, if reasonably requested by the Corporation, the Transferor shall have furnished the Corporation with an opinion of counsel, which opinion and counsel must be reasonably satisfactory to the Corporation, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Laws and that the Transfer otherwise complies with this Agreement and the Securities Laws, provided that no such opinion of counsel will be required if the Transferee is a member of the Group of the Transferor. Any Transfer of Equity Securities by any Stockholder not in accordance with this paragraph shall be void. Notwithstanding anything in this Agreement to the contrary, in no event shall a Stockholder Transfer Equity Securities to any Person whom the Board of Directors of the Corporation reasonably determines in good faith to be a direct or indirect competitor of either Kos or the Corporation.

               (f) The Corporation shall not record upon its books any Transfer of Equity Securities held or owned by any of the Stockholders to any other Person except Transfers made in accordance with this Section 5.2.

          5.3 Right of First Refusal.

               (a) If any Stockholder (the “First Offeror”) proposes to Transfer any Equity Securities that are subject to the restrictions of Sections 5.2(a) through 5.2(d) to any Person other than to a member of the Group of such Stockholder, the First Offeror shall, before such Transfer, deliver to the Right Holders an offer (the “First Offer”) to Transfer such Equity Securities upon the terms set forth in this Section 5.3(a), including (A) the number or amount of Equity Securities to which the First Offer relates (the “Offered Shares”) and the name of the First Offeror, (B) the name and address of the proposed offeree (the “First Offeree”), (C) the proposed amount and type of consideration (including, if the consideration consists in whole or in part of non-cash consideration, such information available to the First Offeror as may be reasonably necessary for the Right Holders to properly analyze the economic value and investment risk of such non-cash consideration) and the terms and conditions of payment offered by the First Offeror. The First Offer shall remain open and irrevocable for a period of 30 days (the “Acceptance Period”) from the date of its receipt by the Right Holders.

               (b) Any Right Holder may accept the First Offer and purchase his, her or its Pro Rata Amount of the Offered Shares (with respect to each Right Holder, its “Full Allotment”) by delivering to the First Offeror a notice (the “Acceptance Notice”) in writing within the Acceptance Period. Each Right Holder purchasing its Full Allotment may also accept the First Offer and purchase his, her or its Pro Rata Amount of any remaining shares not so purchased by the other Right Holders.

               (c) The First Offeror may Transfer any or all of the Offered Shares not purchased by the Right Holders, on terms and conditions no more favorable to the First Offeree than are described in the First Offer, within 60 days after expiration of the Acceptance Period. If such Transfer is not made within such 60-day period, the restrictions provided for in this Section 5.3 shall again become effective.

               (d) For purposes of this Section 5.3, each Right Holder may aggregate his, her or its Pro Rata Amount among other Right Holders in his, her or its Group to the extent that such other Right Holders in his, her or its Group do not elect to purchase their respective Full Allotments.

               (e) The provisions of this Section 5.3 shall not apply to a Transfer pursuant to Section 5.2(b)(ii).

          5.4 Co-Sale/Tag-Along Rights.

               (a) If a Stockholder (the “Co-Sale Offeree”) receives an offer to Transfer any Equity Securities to any Third Party (the “Co-Sale Offeror”), the Co-Sale Offeree shall, at least 30 days before such Transfer, deliver a notice (the “Co-Sale Notice”) to the Right Holders that sets forth substantially the same information as the First Offer in Section 5.3(a) hereof; provided, however, that such Co-Sale Notice shall indicate that the Co-Sale Offeror has been informed of the co-sale rights provided for in this Section 5.4 and has agreed to purchase Equity Securities in accordance with the terms hereof.

               (b) The Co-Sale Offeree shall not Transfer any Equity Securities to the Co-Sale Offeror unless the Right Holders are permitted to Transfer their respective Pro Rata Amounts of the aggregate number of Equity Securities to which the Co-Sale Offer relates.

               (c) The Co-Sale Offeree shall, in addition to complying with the provisions of this Section 5.4, comply with the other provisions of this Section 5 (it being understood that the notice contemplated by Section 5.3 and the Co-Sale Notice contemplated by this Section 5.4 may be included in a single notice).

               (d) Within 30 days after delivery of the Co-Sale Notice, each Right Holder may elect to participate in the proposed Transfer by delivering to such Co-Sale Offeree a notice (the “Tag-Along Notice”) specifying the number of Equity Securities, up to his, her or its Pro Rata Amount (based upon the aggregate number of Equity Securities of the Corporation outstanding at such time), with respect to which the Right Holder shall exercise his, her or its rights under this Section 5.4. For purposes of this Section 5.4, each Right Holder may aggregate his, her or its Pro Rata Amount among other Stockholders in his, her or its Group to the extent that such other Stockholders in its Group do not elect to sell their respective Pro Rata Amounts.

               (e) Any Equity Securities requested to be included in any Co-Sale Notice shall be Transferred on terms no less favorable to the Transferor than those set forth in the Co-Sale Notice.

               (f) The provisions of this Section 5.4 shall not apply to a Transfer pursuant to Section 5.2(b)(ii).

     6. Termination. Except as otherwise provided herein, this Agreement, and the respective rights and obligations of the parties hereunder, shall terminate upon the Termination Date. Notwithstanding the foregoing, Kos’ rights under Sections 3.2 and 3.3 shall survive the consummation of a Qualified IPO in order to permit Kos to comply with its reporting obligations under the Exchange Act.

     7. Legend. In addition to any other legends that may be required by law, there shall be endorsed on each certificate for Equity Securities issued by the Corporation to the Stockholders a legend substantially to the following effect:

“The securities represented by this certificate are subject to restrictions on transfer and to other limitations set forth in a Stockholders’ Agreement dated February 1, 2005 among the Corporation and its stockholders, a copy of which is available at the office of the Corporation. No transfer of any interest in such securities is effective unless made in compliance with the terms of such Agreement.”

“The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or any state securities or blue sky laws. These securities may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act or laws.”

     8. Notices. All notices, requests, consents and other communications hereunder to a party shall be deemed to be sufficiently given if contained in a written instrument delivered in person, sent via a reputable nationwide overnight courier services guaranteeing next business day delivery, or duly sent by first class registered or certified mail, postage prepaid, addressed in each case to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to all other parties:

          8.1 if to the Corporation, to the address set forth in Section 7 of the Series F Stock Purchase Agreement (with a copy to be sent as indicated therein);

          8.2 if to a Purchaser, to the address set forth in Section 7 of the Series F Stock Purchase Agreement (with a copy to be sent as indicated therein); and

          8.3 if to any other Stockholder, to the address of Stockholder as reflected in the books and records of the Corporation.

     9. Entire Agreement. This Agreement constitutes the entire agreement among the parties concerning the subject matter hereof, and supersedes all prior agreements, written or oral, between or among them concerning such subject matter in their entirety, including, without limitation, the Voting Agreement, the Stock Restriction Agreement and the provisions of Sections 8 and 9 of the Series A Stock Purchase Agreement, as amended (such Voting Agreement, Stock Restriction Agreement and the provisions of Sections 8 and 9 of the Series A Stock Purchase Agreement being hereby terminated and of no further force or effect); provided, however, that the Stock Issuance Agreement, dated September 8, 1999, between the Corporation and Tufts shall not be superseded hereby and shall remain in full force and effect.

     10. Remedies; Further Agreements.

          10.1 In addition to any other remedies provided by law, it is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties hereto fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such aggrieved person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall, to the fullest extent permitted by applicable law, raise the defense that there is an adequate remedy at law.

          10.2 Each of the parties hereto agrees to execute all such further instruments and documents, and to take all such further actions, as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

     11. Amendments, Waivers. Except as otherwise provided herein, this Agreement may be amended, and compliance with any provision of this Agreement may be omitted or waived, only by the written agreement of the Corporation, and the holders of a majority of the then outstanding shares of Common Stock issued or issuable on conversion of all outstanding shares of Preferred Stock. In addition, (i) any amendment to Section 2 of this Agreement shall also require the prior written consent of Bachovchin, Kos and Oikos but in each case only to the extent that such amendment is materially adverse to Bachovchin, Kos or Oikos, as the case may be (it being understood that an increase in the size of the Board or the addition of a Board designation right(s) to a Future Stockholder shall not be deemed adverse to Bachovchin, Kos and Oikos), provided that an amendment to Section 2 relating solely to the right to designate an Observer shall only require the additional consent of Oikos and Stone Life but in each case only to the extent that such amendment is materially adverse to Stone Life or Oikos, as the case may be, (ii) any amendment to Sections 3.2(a), 3.2(b) and Section 3.3 shall also require the prior written consent of each of Bachovchin, Kos and Oikos, (iii) any amendment to Section 4 shall also require the written consent of Kos unless such amendment applies in the same fashion to Oikos and the members of Oikos’ Group as it does to Kos, (iv) any amendment to Section 5.2(c) or the related definition of Group as it relates to Bachovchin shall also require the prior written consent of Bachovchin, (v) any amendment to Section 5.2(b) or the related definition of Group as it relates to Oikos shall also require the prior written consent of each of Bachovchin and Kos, (vi) any amendment to Section 5.2(d) or the related definition of Group as it relates to Kiritsy shall also require the prior written consent of Kiritsy, and (vii) any amendment to the definition of Group insofar as such amendment relates to Kos shall also require the prior written consent of Kos. Notwithstanding the foregoing, no provision of this Agreement may be amended or terminated, and the observance of any term hereunder may not be waived, with respect to any Stockholder without the written consent of such Stockholder unless such amendment, termination or waiver applies in the same fashion to all Stockholders with like rights and obligations pursuant to such provision or term. A waiver or omission on one occasion shall not constitute a waiver or omission on any further occasion.

     12. Assignment; Successors and Assigns; Designees.

          12.1 The rights and obligations of any Stockholder under this Agreement (with the exception of the right to designate one or more directors or an Observer pursuant to Section

2, provided that the foregoing shall not apply to Oikos) may and, unless the terms of such Transfer or this Agreement provide to the contrary, will be transferred to any Transferee acquiring not less than 25,000 shares of Common Stock (including for such purpose shares of Common Stock issuable upon conversion of Preferred Stock acquired by such assignee) appropriately adjusted to take account of any stock split, stock dividend, combination of shares, or the like, who acquired such shares in a transaction otherwise in accordance with Section 5.2 hereof and, with respect to the rights provided by Sections 4 and 5, who is an “accredited investor,” as that term is used in Regulation D promulgated under the Securities Act (an “Accredited Investor”). In the event that any Transferee will, pursuant to the terms of the Transfer, receive less than all the rights of the Transferor that are transferable hereunder, the Transferor shall deliver to the Corporation and to the Right Holders notice of the rights that will be bestowed on the Transferee prior to the consummation of such Transfer.

     Except as may be expressly provided otherwise herein, this Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns and transferees. In addition, for the avoidance of doubt, in connection with a Transfer(s) permitted by Section 5.2(b), Oikos (or Oikos’ designee pursuant to Section 12.3) may, by giving written notice to the Corporation setting forth the rights bestowed, assign (i) one or more of Oikos’ director designation rights pursuant to Section 2, (ii) Oikos’ right to an Observer pursuant to Section 2, or (iii) all or a portion of Oikos’ rights pursuant to Section 4, 5.3 or 5.4, to the Transferee(s) in such Transfer(s), it being understood that such rights may not be further assigned by the Transferee unless reassigned to a member of Oikos’ Group.

          12.2 Notwithstanding anything in this Agreement to the contrary, with respect to any Transfer by Oikos to a member of Oikos’ Group, unless the terms of such Transfer provide to the contrary, Oikos (or Oikos’ designee who shall initially be Steven K. Aronoff) (i) shall retain all rights under this Agreement to vote the shares of Common Stock or Preferred Stock so Transferred (including, without limitation, to consent to the amendment to or waiver of any provision of this Agreement and to designate directors and an Observer pursuant to Section 2, and (ii) may amend or revoke the rights granted to such member of its Group pursuant to such Transfer at any time by prior written notice to the affected member of the Group, to the Corporation and to the other Right Holders. In the event of the dissolution of Oikos prior to any designation pursuant to Section 12.3, the rights detailed in clause (i) above shall be automatically transferred to the members of Oikos’ Group, to be exercised as specified in Section 12.3. In connection with Transfers by Oikos to members of Oikos’ Group pursuant to Section 5.2(b), only those Transferees designated by Oikos (or Oikos’ designee pursuant to Section 12.3) in writing to the Corporation shall obtain the rights set forth in Section 3.1 and such rights may be amended or revoked at any time by Oikos or such designee by written notice to the affected Transferee and the Corporation.

          12.3 Oikos shall have the right to appoint a designee to exercise the Oikos rights hereunder to vote any shares of Common Stock or Preferred Stock held by it or any member of its Group, to designate directors of the Corporation and an Observer pursuant to Section 2 and to appoint future designees pursuant to this Section 12.3. Oikos shall have the power to revoke any such designation and to appoint a substitute designee pursuant to this Section 12.3 by delivery of written notice to the then-current designee, the Corporation and each other Right Holder. The rights of a designee hereunder shall survive the dissolution of Oikos. In the event of the dissolution of Oikos prior to making any such designation, the rights of Oikos to vote any Equity Securities pursuant to this Agreement and to appoint directors and an Observer pursuant to Section 2 shall be exercised by the holders of a majority of Equity Securities then held by members of Oikos’ Group. In the event of the dissolution of Oikos, the then designee of Oikos, if any, shall have full power of substitution and resubstitution.

     13. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     14. Counterparts, Facsimiles. This Agreement may be executed in any number of counterparts (including, in the case of the Purchasers, Purchaser Signature Pages (as defined in the Series F Purchase Agreement)), each such counterpart shall be deemed to be an original instrument, and all such counterparts shall together constitute but one agreement. Signature pages to this Agreement may be delivered by facsimile and shall have the same force and effect as an original.

     15. Certain Matters of Construction. A reference to a Section shall mean a Section in this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     16. Governing Law; Consent to Jurisdiction and Venue; Waiver of Jury Trial. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws. Any litigation arising from or relating to this Agreement shall be filed and prosecuted in any court of competent subject matter jurisdiction located in the state of New York. The parties stipulate to the jurisdiction, convenience and efficiency of proceeding in such courts and hereby waive and covenant not to assert any objections to proceeding in such courts based on any grounds other than a lack of subject matter jurisdiction.

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Stockholders Agreement

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written.

Triad Pharmaceuticals, Inc.
By:	/s/William W. Bachovchin
	Name:	William W. Bachovchin
	Title:	President

Stockholders Agreement

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written.

/s/William W. Bachovchin
William W. Bachovchin, in his personal
capacity

Stockholders Agreement

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written.

Stone Life Sciences Holdings, Ltd.
By:	/s/Gerd Petrik
	Name:	Gerd Petrik
	Title:	President of Stone Management, Inc.
General Partner

Stockholders Agreement

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written.

Tufts University
By:	/s/Steven S. Manos
	Name:	Steven S. Manos
	Title:	Executive Vice President

Stockholders Agreement

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written.

/s/Christopher Kiritsy
Christopher Kiritsy

Stockholders Agreement

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written.

2004 Oikos Investment Partners, LP
By:	/s/Steven K. Aronoff
	Name:	Steven K. Aronoff
Manager of 500 East General
Partners LLC, General Partner

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written.

Kos Pharmaceuticals, Inc.
By:	/s/Adrian Adams
	Name:	Adrian Adams
	Title:	President and CEO